Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Real Asset Income and Growth Fund

811-22658

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund. At this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common shares
To approve a new investment
management agreement between the
Fund and Nuveen Fund Advisors, LLC.


   For
           3,906,931
   Against
                76,536
   Abstain
                92,162
   Broker Non-Votes
           1,403,497
      Total
           5,479,126


To approve a new sub-advisory
agreement between Nuveen Fund
Advisors and Nuveen Asset Management,
 LLC.


   For
           3,905,901
   Against
                77,971
   Abstain
                91,757
   Broker Non-Votes
           1,403,497
      Total
           5,479,126



Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-242583, on June 19, 2014.